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                                                                   EXHIBIT 23.2

                       [RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



     We hereby consent to (i) the use in the Prospectus (the "Prospectus") constituting a part of the Registration Statement on Form S-1 filed by Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve report that the Prospectus in Annex A), relating to the oil and gas reserves and revenue, as of March 31, 1997 of certain interests of the Company and the information derived from such letters, (ii) all references to such report letters and/or to this firm in such Prospectus, and further consent to our being named as an expert therein, and
(iii) the incorporation of this consent in any Registration Statement filed for the same offering pursuant to Rule 462(b) under the Act.




                                          /s/  RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS


                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS




Houston, Texas
June 10, 1997